Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-118269, 333-118245, 333-88076, 333-53715, 333-87775, 333-87803, 333-49106, and 333-110243 on Forms S-8 and 333-73157 on Form S-3 of our report dated February 28, 2007 (which expresses an unqualified opinion and includes an explanatory paragraph relating to Louisiana-Pacific Corporation’s adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, and Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—An Interpretation of FASB Statement No. 143), relating to the consolidated financial statements of Louisiana-Pacific Corporation and our report dated February 28, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
February 28, 2007